                                                                      EXHIBIT 5

January 13, 1998

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27102


Re: Registration Statement on Form S-4 (the "Registration Statement") with respect to shares to be issued pursuant to the Agreement and Plan of Reorganization by and among BB&T Corporation ("BB&T"), BB&T Financial Corporation of Virginia and Life Bancorp, Inc. dated as of October 29, 1997 (the "Reorganization Agreement")


Ladies and Gentlemen:

     We have acted as counsel to BB&T in connection with the registration of 6,500,000 shares of its Common Stock, par value $5.00 per share (the "Common Stock"), issuable pursuant to the Reorganization Agreement, as set forth in the Registration Statement that is being filed on the date hereof by BB&T with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

     In connection with the foregoing, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

     Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Commission and (2) the shares of Common Stock have been issued upon the terms and conditions set forth in the Reorganization Agreement and in accordance with the Registration Statement, then the shares of Common Stock will be legally issued, fully paid, and nonassessable.

     We hereby consent to be named in the Registration Statement under the heading "LEGAL MATTERS" as attorneys who passed upon the validity of the shares of Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.


                                        Very truly yours,


                                        WOMBLE CARLYLE SANDRIDGE & RICE,
                                        A Professional Limited Liability
                                        Company



                                        By: /s/ GARZA BALDWIN, III
                                           ------------------------------------

                                           Garza Baldwin, III